                                                                    EXHIBIT 23.7

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the references to our firm under the caption "Experts" and to the use of our reports dated November 4, 1996 with respect to the financial statements of Action TV & Appliance Rental, Inc. and January 16, 1997 with respect to the financial statements of B&L Concepts, Inc., each included in the Registration Statement (Form S-4) and related Joint Proxy Statement of Alrenco, Inc. and RTO, Inc./Prospectus of Alrenco, Inc. for the registration of 12,280,316 shares of its common stock.

                                          ERNST & YOUNG LLP

Dallas, Texas
January 12, 1998